Exhibit 4.5

TGI

BOGOTÁ ENERGY GROUP

Tax ID No. 900.134.459-7

SUPPLEMENTARY AGREEMENT No. 02 TO CONTRACT ESTF-029-2008

CONTRACT INFORMATION

Purpose of the Supplementary Agreement	:	To add an Entry Point and an Exit Point and amend the contracted capacity.
Estimated Value of the Supplementary

Agreement	:	$4,673,691,634.

Term of the Contract	:	December 31, 2020.

TRANSPORTER’S INFORMATION

Company Name	:	TRANSPORTADORA DE GAS INTERNACIONAL S.A. E.S.P. – TGI S.A. E.S.P.

Tax Identification No.	:	900.134.459-7

Legal Representative	:	RICARDO ROA BARRAGÁN

Identification	:	19.451.246 from Bogotá

Address	:	Carrera 34 No. 41-51

City	:	Bucaramanga

Telephone	:	632-0002

Fax	:	632-5525

SHIPPER’S INFORMATION:

SUPPLEMENTARY AGREEMENT NO. 02 to ESTF-029-2008

[handwritten:] [initials]

CARRERA 34 NO. 41 – 51
PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25	[ISO Certification in English]
BUCARAMANGA, COLOMBIA, S.A.
WWW.TGI.COM.CO

TGI

BOGOTÁ ENERGY GROUP

Tax ID No. 900.134.459-7

Company Name	:	ECOPETROL S.A.

Tax Identification No.	:	899.999.068-1

Authorized Representative	:	CLAUDIA L. CASTELLANOS R.

Identification	:	63.314.635 from Bucaramanga

Address:	:	Calle 37 No. 8-43, 3rd floor, Bogotá

City:	:	Bogotá, Capital District

Telephone:	:	2344438

SUPPLEMENTARY AGREEMENT No. 02 TO NATURAL GAS TRANSPORTATION CONTRACT ESTF-029-2008

The undersigned parties, namely: RICARDO ROA BARRAGÁN, who is of legal age, identified as appears below his signature, acting as President in name and legal representation of TRANSPORTADORA DE GAS INTERNACIONAL S.A. E.S.P. – TGI S.A. E.S.P., (formerly Transportadora de Gas del Interior S.A. ESP), Sociedad Anónima y Empresa Prestadora de Servicios Públicos, created via Notarial Instrument No. 67 dated February 16, 2007, executed at the Office of Notary 11 of the Notarial District of Bucaramanga-Santander, registered in the Chamber of Commerce of the same city on February 19, 2007 under No. 69863, with trade registration number 05-000138524-04 and Tax Identification No. 900.134.459-7 and primary domicile in the city of Bucaramanga, hereinafter referred to as the TRANSPORTER; and CLAUDIA L. CASTELLANOS, who is of legal age, identified as appears below her signature, in her capacity as Vice President of Supply and Marketing, exercising the authorization contained in the Delegation Manual, acting in name and on behalf of ECOPETROL S.A., a federal decentralized agency created by Statute 165 of 1948, with Tax Identification No. 899.999.068-1, organized as a Joint Venture Entity in accordance with the provisions of Article 2 of Statute 1118 of 2006, under the Ministry of Energy and Mines, with its primary domicile in Bogotá, Capital District, whose Bylaws are contained in their entirety in Notarial Instrument No. 5314 of December 14, 2007 and the successive amendments thereto, all executed in the Office of Notary Two of the Notarial District of Bogotá, Capital District, and registered in the Chamber of Commerce of Bogotá, Capital District, hereinafter referred to as the SHIPPER; have agreed to execute this supplementary agreement, in accordance with the following:

SUPPLEMENTARY AGREEMENT NO. 02 to ESTF-029-2008

[handwritten:] [initials]

CARRERA 34 NO. 41 – 51
PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25	[ISO Certification in English]
BUCARAMANGA, COLOMBIA, S.A.
WWW.TGI.COM.CO

TGI

BOGOTÁ ENERGY GROUP

Tax ID No. 900.134.459-7

WHEREAS:

1. On October 1, 2008, Ecopetrol S.A. and TGI S.A. E.S.P. executed Natural Gas Firm Transportation Contract No. ESTF-029-2008, hereinafter the Contract, in force from December 1, 2012 through December 31, 2020.

2. On December 5, 2008, Ecopetrol and TGI S.A. E.S.P. signed Supplementary Agreement No. 1 to the Contract, amending the firm capacity contracted and the estimated value of the Contract, expanding the capacity initially contracted by the Parties.

3. In a letter dated January 13, 2012, the SHIPPER requested to be informed of the maximum natural gas firm transportation capacity and the respective assignment it would have in the Cusiana Porvenir – Exit Point 1 (CIB) route from the Contract, from December 1, 2012 through December 2014.

4. For the gas from Cusiana/Cupiagua to be able to physically arrive at the Barrancabermeja Refinery and, therefore, for the capacity to be contracted from Cusiana Porvenir to be Firm, some changes must be made to the TRANSPORTER’S Transportation System. For this purpose, the Parties signed Supplementary Agreement No. 5 to Contract ESTF-004-2006, in which they included the terms under which these changes would be made once the Certificate to which Clause Five of the Supplementary Agreement in question makes reference was signed.

5. The TRANSPORTER has stated that it is expanding the Cusiana-El Porvenir-La Belleza-Vasconia transportation system (hereinafter "Phase II").

SUPPLEMENTARY AGREEMENT NO. 02 to ESTF-029-2008

[handwritten:] [initials]

CARRERA 34 NO. 41 – 51
PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25	[ISO Certification in English]
BUCARAMANGA, COLOMBIA, S.A.
WWW.TGI.COM.CO

TGI

BOGOTÁ ENERGY GROUP

Tax ID No. 900.134.459-7

6. The SHIPPER requested that, while the changes are being made to facilitate physically receiving gas from Cusiana/Cupiagua at the Barrancabermeja Refinery and until these are operational, the firm capacity assigned on the Cusiana Porvenir – Exit Point 1 (CIB) route be contracted for the Cusiana – Barranca E route, starting December 1, 2012.

7. The TRANSPORTER’S Commercial Committee No. 04 of 2012 recommended the execution of this Supplementary Agreement.

8. In the Fiscal Debtor Bulletin prepared and published by the General Government Accounting Office of the Republic, the SHIPPER verified that the TRANSPORTER is not listed in this bulletin as one of the persons against whom a final tax liability decision has been issued and who has not paid the obligation contained therein.

9. The TRANSPORTER evidences, via a certification issued by its internal auditor within the month prior to the date of signing of this supplementary agreement, that it has satisfied its obligations vis-à-vis health systems, occupational hazards, pensions and contributions to the Family Compensation Funds, Colombian Institute of Family Welfare and National Apprenticeship Service, with respect to all its employees.

10. Prior to the signing of this supplementary agreement, the SHIPPER’S Gas Department implemented Asset Laundering Prevention Control Mechanisms and developed the Instruments for Proper Application thereof, in compliance with its General Policy for the Prevention and Control of Asset Laundering from May 2007.

11. Neither the SHIPPER nor the TRANSPORTER is affected by the disqualifications or incompatibilities provided for in the Law for entering into this supplementary agreement.

12. Both the TRANSPORTER’S and the SHIPPER’S representatives have the necessary authorization to sign this supplementary agreement.

SUPPLEMENTARY AGREEMENT NO. 02 to ESTF-029-2008

[handwritten:] [initials]

CARRERA 34 NO. 41 – 51
PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25	[ISO Certification in English]
BUCARAMANGA, COLOMBIA, S.A.
WWW.TGI.COM.CO

TGI

BOGOTÁ ENERGY GROUP

Tax ID No. 900.134.459-7

In keeping with the foregoing, the Parties have agreed to amend the Contract in the following manner:

CLAUSE ONE: Amend numerals 4.1 “Entry Hub,” 4.2 “Exit Hub,” 4.3 “Entry Point” and 4.4. “Exit Point” of Section I-ESTF of the Contract, starting on December 1, 2012, provided that Phase II of the capacity expansion from Cusiana has become operational, as follows:

4.1 Entry Hub	4.2 Exit Hub
Ballena and Cusiana Porvenir	1. CIB. 2. Gas turbine 3. Barranca E.

4.3 Entry Point	4.4 Exit Point

Ballena: Outlet flange of the meter located at the Ballena Station at Centragas.

Cusiana Porvenir: Physical interconnection point between the facilities of the partners to the Santiago de las Atalayas contract in Cusiana and the Cusiana el Porvenir Gas Pipeline.

1.  CIB: The outlet flange of the meters located on the 16” line at COGB.

2.  Gas turbine: Hot tap installed on the 20” Gas line between Centragas and COGB located on Petrosantander property, which carries Gas to the gas turbine of the Barrancabermeja Refinery Facility (GRB) owned by the Shipper.

3.  Barranca E: Outlet flange of the Centragas meters in Barrancabermeja.

CLAUSE TWO: Amend numeral 6.1 “Firm Capacity Contracted (kcf/d)” of Section I-ESTF of the Contract, provided that Phase II of the capacity expansion from Cusiana has become operational, as follows:

6.1. Firm Capacity Contracted (kcf/d)

Route	December 2012	January to December 2013	January to August 2014	September 2014 to December 2020
Ballena – Exit Point 1 (CIB)	79,394	79,394	80,867	101,500
Ballena – Exit Point 2 (GAS TURBINE)	15,000	15,000	15,000	15,000
Cusiana Porvenir – Exit Point 1 (CIB)*	24,762	25,613	25,613	-

SUPPLEMENTARY AGREEMENT NO. 02 to ESTF-029-2008

[handwritten:] [initials]

CARRERA 34 NO. 41 – 51
PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25	[ISO Certification in English
BUCARAMANGA, COLOMBIA, S.A.
WWW.TGI.COM.CO

TGI

BOGOTÁ ENERGY GROUP

Tax ID No. 900.134.459-7

* Until such time as the modifications that will make it possible to receive gas from Cusiana/Cupiagua at Exit Point 1 (CIB) of the Contract are operational, the firm capacity contracted on the Cusiana Porvenir – Exit Point 1 (CIB) route will be assigned to the Cusiana Porvenir – Exit Point 3 (Barranca E) route. This capacity will be firm, using the Structure of Charges contained in the table for the Cusiana Porvenir – Exit Point 3 (Barranca E) route, established in number 7 of Section I-ESTF.

In addition, when it is technically and operationally feasible, the TRANSPORTER will allow for the possibility of diverting the firm capacity contracted from Cusiana-Porvenir, from Exit Point 3 (Barranca E) to Exit Point 1 (CIB).

CLAUSE THREE: Amend numerals 7.2 “Fixed Charge (USD/KCFD/Year),” 7.3 Variable Charge (USD/KCF),” 7.4 Fixed Charge for Administration, Operation and Maintenance ($/KCFD/Year)” and 7.6 “Estimated Value of the Contract” from Section I-ESTF of the Contract, provided that Phase II of the capacity expansion from Cusiana has become operational, as follows:

Route	7.2 Fixed Charge (USD/KCFD-Year)	7.3 Variable Charge (USD/KCF)	7.4 Fixed Charge for Administration, Operation and Maintenance ($/KCFD- Year)
Ballena – Exit Point 1 (CIB)	239,771	0	468,179
Ballena – Exit Point 2 (GAS TURBINE)	239,771	0	468,179
Cusiana Porvenir – Exit Point 1 (CIB)	300,255	0	324,745
Cusiana Porvenir – Exit Point 3 (Barranca E)	300,255	0	324,745

*Charges from December 2011 applicable to 2012

7.6 Estimated Value of the Contract

USD	$
230,236,653	437,853,718,767

CLAUSE FOUR: Amend point 2.3 of numeral 2 “Charges” of Chapter IV of the Contract, provided that Phase II of the capacity expansion from Cusiana has become operational, as follows:

2.3 In the event that the TRANSPORTER authorizes average daily transportation for one Gas Day greater than the Firm Capacity Contracted as established in

SUPPLEMENTARY AGREEMENT NO. 02 to ESTF-029-2008

[handwritten:] [initials]

CARRERA 34 NO. 41 – 51
PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25	[ISO Certification in English]
BUCARAMANGA, COLOMBIA, S.A.
WWW.TGI.COM.CO

TGI

BOGOTÁ ENERGY GROUP

Tax ID No. 900.134.459-7

Paragraph number 1 of this Chapter, the transportation of this higher daily volume will incur an additional fee in dollars and an additional fee in pesos corresponding to the maximum tariff of the “0% fixed, 100% variable” structure defined in Resolution CREG 125 of 2003, or in any resolution that amends, adds to or replaces it, as shown in the following table:

Route	USD/KCF	$/ KCF
Ballena – Exit Point 1 (CIB)	0.850	1,283
Ballena – Exit Point 2 (GAS TURBINE)	0.850	1,283
Cusiana Porvenir – Exit Point 1 (CIB)	1.220	890
Cusiana Porvenir – Exit Point 3 (Barranca E)*	1.220	890

*Charges from December 2011 applicable to 2012

CLAUSE FIVE: All other stipulations of the Contract remain in force and unchanged.

Signed for the record on the eleventh (11th) of April of the year two thousand twelve (2012).

TRANSPORTADORA DE GAS INTERNACIONAL	ECOPETROL S.A.
S.A. E.S.P.

[signature]	[signature]

RICARDO ROA BARRAGAN	CLAUDIA L. CASTELLANOS R.
National Identity Card No. 19.451.246	National Identity Card No. 63.314.635
from Bogotá	from Bucaramanga
[initials]	[three sets of initials]

Prepared by:	María C. Gómez
Reviewed by:	Sonia R. Sanabria M.	[four sets of initials]
Laura M. Parra R.
Nubia Prada S.
Approved by:	Ricardo Roa B.

SUPPLEMENTARY AGREEMENT NO. 02 to ESTF-029-2008

CARRERA 34 NO. 41 – 51
PBX 57 (7) 632 00 02 FAX 57 (7) 632 55 25	[ISO Certification in English]
BUCARAMANGA, COLOMBIA, S.A.
WWW.TGI.COM.CO

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